CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reports dated March 15, 2002 with respect to the consolidated financial statements of Sage Life Assurance of America, Inc. and March 29, 2002 with respect to the financial statements of The Sage Variable Annuity Account A, included in the Post-Effective Amendment No. 11 to the Registration Statement (Form N-4, No. 333-43329) and related Prospectus of Sage Life Assurance of America, Inc.



                                               /s/ERNST & YOUNG LLP




New York, New York
April 25, 2002